EXHIBIT 23.1


               Consent of Independent Certified Public Accountants



  We have issued our report dated September 10, 1999, accompanying the consolidated financial statements of Peerless Mfg. Co. and subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1999, as amended on Form 10-K/A filed October 20, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


  GRANT THORNTON LLP

  Dallas, Texas
  November 12, 1999